NeoStem Signs a Definitive Agreement to Divest Its 51% Ownership Interest in Suzhou Erye

NEW YORK, June 18, 2012 (GLOBE NEWSWIRE) — NeoStem, Inc. (NYSE Amex:NBS) ("NeoStem" or the "Company") today announced that the Company has entered into a definitive agreement to sell its 51% interest in Suzhou Erye Pharmaceutical Co. Ltd. ("Erye"), a China-based generic pharmaceutical company, for $12,280,000 in cash and the return to the Company of (i) 1,040,000 shares of the Company's Common Stock and (ii) the cancellation of 1,170,000 options and 640,000 Common Stock warrants, which collectively represent 1.3% of the Company's fully diluted issued and outstanding shares. The closing of the transaction is subject to the approval of NeoStem shareholders and certain other conditions. Closing of the transaction is expected to occur by the fourth quarter of 2012.

"We are pleased to have reached this significant milestone in our business," said Dr. Robin L. Smith, Chairman and CEO of NeoStem. "This divestiture will enable NeoStem to bolster its cash position in the United States, reduce its legal and financial reporting expenditures, simplify its financials and become a pure play in the rapidly growing cell therapy industry. Consummation of the transaction will also eliminate significant Erye debt from the Company's balance sheet, which was over $37 million as of March 31, 2012."

NeoStem acquired its interest in Erye in October 2009 and was heralded, at that time, for its innovative business move into the emerging Chinese pharmaceutical industry. In 2011, the Chinese government imposed new policies affecting price and volume controls of certain pharmaceutical products, including generic antibiotics, which reduced the division's profitability and positive cash flows. This dampened Erye's operating results and was the catalyst for NeoStem to begin to evaluate opportunities to monetize its interest in Erye.

The divestiture will enable NeoStem to focus full time on its goal to emerge as a leader in the cell therapy market. The Company is enrolling patients in its PreSERVE AMR-001 Phase 2 clinical trial for preserving heart function after a heart attack and expanding its cell therapeutic contract manufacturing business, PCT. NeoStem also plans to continue to develop and to build on its core capabilities in cell therapy to capitalize on the paradigm shift that is occurring in medicine.

Over one million people in the Unites States suffer a heart attack annually. One in five people who survive a heart attack dies within a year. Of those individuals that do live, many of them have worsening heart function over time. NeoStem's Phase 2 therapeutic product candidate, AMR-001, takes stem cells from a person's own body and injects them one time into the heart through the infarct related artery in order to lay down new blood vessels, with the intent of preserving heart function. Management remains focused on the key objective of completing enrollment of the PreSERVE AMR-001 Phase 2 clinical trial in order to have data during the second half of 2013.

About NeoStem, Inc.

NeoStem, Inc. ("we," "NeoStem" or the "Company") continues to develop and build on its core capabilities in cell therapy to capitalize on the paradigm shift that we see occurring in medicine. In particular, we anticipate that cell therapy will have a large role in the fight against chronic disease and in lessening the economic burden that these diseases pose to modern society. Our January 2011 acquisition of Progenitor Cell Therapy, LLC ("PCT") provides NeoStem with a foundation in both manufacturing and regulatory affairs expertise. We believe this expertise, coupled with our existing research capabilities and collaborations, will allow us to achieve our mission of becoming a premier cell therapy company. Our PCT subsidiary's manufacturing base is one of the few current Good Manufacturing Practices ("cGMP") facilities available for contracting in the burgeoning cell therapy industry. Amorcyte, LLC ("Amorcyte"), which we acquired in October 2011, is developing a cell therapy for the treatment of cardiovascular disease. Amorcyte's lead compound, AMR-001, represents NeoStem's most clinically advanced therapeutic and Amorcyte is enrolling patients for a Phase 2 trial to investigate AMR-001's efficacy in preserving heart function after a heart attack. We also expect to begin a Phase 1 clinical trial by 2012/2013 to investigate AMR-001's utility in arresting the progression of congestive heart failure and the associated comorbidities of that disease. Athelos Corporation ("Athelos"), which is approximately 80%-owned by our subsidiary, PCT, is engaged in collaboration with Becton-Dickinson that is exploring the earlier stage clinical development of a T-cell therapy for autoimmune conditions. In addition, our pre-clinical assets include our VSELTM Technology platform as well as our MSC (mesenchymal stem cells) product candidate for regenerative medicine.

For more information on NeoStem, please visit www.neostem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward looking statements include statements herein with respect to whether the Erye divestiture will close successfully and the successful execution of the Company's business and medical strategy in general, including with respect to the development of AMR-001 and other cell therapies about which no assurance can be given. The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2012 and in the Company's periodic filings with the Securities and Exchange Commission. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing a proxy statement and other relevant documents with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the proxy statement (when it is available) and other relevant documents filed with the SEC free of charge at the SEC's website at www.sec.gov. In addition, copies of the proxy statement (when available) and other documents filed by the Company with the SEC with respect to the proposed transaction may be obtained free of charge by directing a request to: NeoStem, Inc., 420 Lexington Avenue, Suite 450, New York, NY 10170, Attn: Catherine M. Vaczy, Vice President and General Counsel, (212) 584-4180.

Participants in the Solicitation

This press release may be deemed to be solicitation material in respect of the proposed transaction. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the proposed transaction. Information concerning the Company's directors and executive officers is set forth in the Company's Annual Report on Form 10-K, filed by the Company with the SEC on March 20, 2012, as amended by Amendment No. 1 on Form 10-K/A, filed by the Company with the SEC on April 30, 2012. Investors may obtain additional information regarding the interests of such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company's stockholders in connection with the proposed transaction by reading the proxy statement when it becomes available.

CONTACT:	Trout Group
Gitanjali Jain Ogawa, Vice President
Phone: +1-646-378-2949
Email: gogawa@troutgroup.com

NeoStem, Inc.
Robin Smith, CEO
Phone: +1-212-584-4174
Email: rsmith@neostem.com